UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2020
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Centennial Resource Development, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37697	47-5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(Address of principal executive offices, including zip code)
(720) 499-1400
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CDEV	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On May 4, 2020, Centennial Resource Development, Inc. (the “Company”) issued a press release announcing its financial and operational results for the first quarter of 2020 and updated 2020 operational targets. A copy of the press release is furnished as Exhibit 99.1 hereto.
The information furnished pursuant to this Item 2.02 and Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced, on April 1, 2020 (the “Transition Date”), Sean R. Smith became the Company’s Chief Executive Officer and a member of the Board of Directors of the Company (the “Board”) and Matthew R. Garrison became Vice President and Chief Operating Officer of the Company. On April 29, 2020, in order to compensate Messrs. Smith and Garrison for the additional responsibilities associated with their new roles, the Board and its Compensation Committee approved a new base salary of $725,000 for Mr. Smith and $390,000 for Mr. Garrison, each of which became effective as of the Transition Date and continue until given effect to the salary reductions described below. In addition, the Board and the Compensation Committee set new target percentages for purposes of annual incentive compensation for Messrs. Smith and Garrison at 120% and 95%, respectively. Mr. Smith will not receive any director compensation for serving on the Board.
On May 4, 2020, the Company announced a reduction in base salaries for the Company’s named executive officers, among other employees, which formed a part of a broader effort to implement cost reductions for the Company. These base salary reductions were approved by the Board and the Compensation Committee. Effective May 10, 2020, base salaries will be reduced by 25% for the Company’s Chief Executive Officer, 15% for the Company’s Chief Financial Officer and 10% for each of the Company’s Chief Operating Officer, General Counsel and Chief Accounting Officer.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2020 Annual Meeting of Stockholders of the Company was held on April 29, 2020 (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company (i) elected three Class I directors to the Board to serve for a term of three years expiring at the Company’s annual meeting of stockholders to be held in 2023 and until his or her successor is duly elected and qualified, (ii) approved, by a non-binding advisory vote, the Company’s named executive officer compensation, (iii) approved the adoption of an amendment and restatement of the Centennial Resource Development, Inc. 2016 Long Term Incentive Plan, (iv) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The voting results for each proposal were as follows:
1. To elect the three Class I directors to the Board of Directors:

	For	Against	Abstain	Broker Non-Votes
Maire A. Baldwin	194,625,094	17,565,884	100,985	33,881,057
Steven J. Shapiro	211,239,041	526,685	526,237	33,881,057
Robert M. Tichio	199,615,312	12,588,948	87,703	33,881,057

2. To approve, by a non-binding advisory vote, the Company’s named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
167,856,250	44,376,880	58,833	33,881,057

3. To approve the adoption of an amendment and restatement of the Centennial Resource Development, Inc. 2016 Long Term Incentive Plan:

For	Against	Abstain	Broker Non-Votes
201,733,946	10,495,447	62,570	33,881,057

4. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020:

For	Against	Abstain
245,569,094	509,340	94,586

Item 7.01. Regulation FD Disclosure.
The information set forth under Item 2.02 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated May 4, 2020 of Centennial Resource Development, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

By:	/s/ GEORGE S. GLYPHIS
George S. Glyphis Vice President, Chief Financial Officer and Assistant Secretary

Date:	May 4, 2020